Exhibit 10.31

EMPLOYEE STOCK OPTION PLAN OF 1998

Purpose

The purpose of this Employee Stock Option Plan of 1998 (“the Plan”) is to advance the interests of Provident Companies, Inc. (“the Company”) and its affiliates by encouraging and enabling the acquisition of a financial interest in the Company by the employees of the Company and its affiliates, thereby further aligning the interests of the employees with those of the Company’s stockholders.

Awards

Awards under the Plan will be in the form of non-qualified stock options for shares of the Company’s common stock. The total number of shares for which options can be granted under the Plan shall not exceed 350,000.

Administration of the Plan

The Compensation Committee (“the Committee”), designated by the Board of Directors, will administer, construe, and interpret the Plan. No member of the Committee, or of the Board of Directors, or any delegatee as the case may be, shall be liable for any act done in good faith.

The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934 or under any successor rule.

The construction and interpretation of the Committee of any provision of the Plan shall be final and conclusive. The Committee shall have full and complete authority in its discretion to determine, among other things, the persons to whom, and the time or times in which, stock options shall be granted, the number of shares to be covered by each option granted and the period of time and requisite conditions for each; and to determine the terms and provisions of the option agreements (which agreements need not be identical).

The Committee may, in its discretion, delegate its general administrative duties to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the plan or approve the granting of stock options.

The Committee may at any time or from time to time amend the Plan in any respect without restriction and without the consent of any participant. However, any modification of the Plan which would result in a substantial change in the number of participants or the number of stock options granted, or termination of the Plan, must be approved by the Board of Directors.

The Plan shall terminate on the earlier of December 31, 1998, or the issuance of all stock options authorized for the Plan, unless earlier terminated by the Committee with the approval of the Board of Directors.

This Plan, and the rights and obligations of the parties thereunder, will be construed in accordance with the laws of the State of Tennessee.

Participation in the Plan

Participation in the Plan shall be based on recommendations by Company management and subject to approval by the Committee. It is expected that participation in the Plan shall be limited to full-time employees who are not eligible for awards under another incentive compensation plan.

Awards of Stock Options

Except as otherwise specifically provided herein, stock options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)       Option Price. The option price shall be 100% of the fair market value of the stock on the date of grant. The fair market value of a share of stock shall be the average of the high and low market prices reported in The Wall Street Journal at which a share of stock shall have been sold on the day before the option is granted or on the next preceding trading day if such date was not a trading day.

(b)      Payment. The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of stock shall be delivered or deemed to be delivered to participants; provided, however, that if shares of stock are used to pay the exercise price of an option, such shares must have been held by the participant for at least six months. When shares of stock are delivered, such delivery may be by attestation of ownership or actual delivery of one or more certificates. Failure by the Committee to specify methods by which the exercise price of an option may be paid or the form of payment shall be deemed to express the Committee’s determination that all methods and forms of payment presented under the Plan are permitted under the grant.

(c)       Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the duration of an option exceed ten (10) years from the date of its grant.

(d)      Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted, except as provided in the sections below headed Change in Control and Stock Performance Price.

(e)       Stock Performance Price. For all options granted to participants, if the price per share of common stock reaches a specified level, the options in any grant can be exercised regardless of the amount of time that has elapsed from the grant date.

Number of Stock Awards

The Committee shall determine the number of stock options granted to each participant in the Plan. Each participant shall be awarded 100 stock options.

Non-Transferability

No stock option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, a stock award shall be exercisable only by the optionee personally or by the optionee’s legal representative.

Termination of Employment

If a participant’s active employment terminates for any reason other than retirement, disability, or death, all unexercised rights under options held by the participant, shall expire on the date of such termination.

Rights in the Event of Retirement

Upon retirement of a participant in the Plan, all outstanding stock options will become immediately exercisable for a period of five years (but in no event more than 10 years from date of grant). For purposes of this provision, “retirement” shall mean normal retirement or early retirement with Committee approval.

Rights in Event of Disability or Death

If a participant to whom stock options have been granted terminates active employment with the Company because of total disability or death, such options may be exercised within the period provided in the option agreement but in no event more than three years after the date of onset of disability or death.

For purposes of this provision, “disability” shall mean total disability due to injury or illness. A participant will be considered totally disabled if not able to perform all the duties of the participant’s position with the Company at the time of termination of active employment.

Change in Control

In the event of a change in control of the Company, all outstanding options would become immediately exercisable by all option holders. The Committee also would have the right to cash out any unvested stock options on the date of a change in control at an amount for each option equal to the spread between the fair market value on the date of change in control and the option price. The fair market value shall be the average of the high and low market prices reported in The Wall Street Journal at which a share of stock shall have been sold on the day before the date of change in control or on the next preceding trading day if such date was not a trading day.

Change in Control shall be deemed to have occurred if any time or from time to time after the date of this Agreement:

(1)      any “person” or “group” [as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 (“Exchange Act”)], other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of Provident, or a corporation owned, directly or indirectly, by the stockholders of Provident in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner,” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities and (ii) the “group” comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(2)      the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Adjustment in the Number of Shares and in Option Price

In the event there is any change in the shares of stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination or shares or otherwise, the Committee shall make such adjustment, if any, as it may deem appropriate in the number of shares of stock covered by each outstanding option. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any option or right without payment therefor.

Income Tax Withholding

The Company shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the award shares of stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

Designation of Beneficiaries

A participant may designate a beneficiary or beneficiaries to exercise stock options previously granted to the participant under the Plan, in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall be signed by the participant and delivered to the Company prior to the participant’s death. If there shall be any question as to the legal right of any beneficiary to exercise any rights under the Plan, the rights to the option in question may be exercised by the estate of the participant, in which event the Company shall have no further liability to anyone with respect to such stock option.

No Right to Continued Employment

Participation in the Plan shall not give any employee any right to remain in the employ of the Company. The Plan is not to be construed as a contract of employment for any period and does not alter the at-will status of any participant.